IN THE UNITED STATES BANKRUPTCY COURT
                   EASTERN DISTRICT OF VIRGINIA
                         Norfolk Division

In re:
THE APPLETREE COMPANIES, INC.                        Case No. 97-22597-SCS[1]
TAX ID NO. 65-0205933                                Chapter 11

               Debtor.


                  ORDER APPROVING SALE OF STOCK
                  OF J.R. BASSETT OPTICAL. INC.
                  -----------------------------

     On November 18, 1999, The AppleTree Companies, Inc. ("AppleTree"), by counsel, for itself and its wholly owned subsidiary Americas Foods, Inc., filed a Motion by Debtor for Authority to Sell Stock of J.R. Bassett Optical, Inc. In the Motion, AppleTree requested authority to sell its interest in certain stock of J.R. Bassett Optical (the "Stock"). Upon due and adequate notice of the proposed sale given to all creditors and parties in interest pursuant to an order of this Court entered May 21, 1998, and upon no objection having been filed to entry of this order nor a competing bid for the sale of the Stock having been submitted, the Court approves the sale and further finds as follows:

1. Among the assets of AppleTree s bankruptcy estate is 28,367,500 shares of stock in J.R. Bassett Optical, Inc.

2.     The Stock is owned free and clear of liens.


Frank J. Santoro, Esq.   VSB #20259
Carolyn L. Camardo, Esq.   VSB #23814
Marcus, Santoro, Kozak & Melvin, P.C.
355 Crawford Parkway, Suite 700
Portsmouth, VA 23704
Telephone (757) 393-2555
Facsimile (757) 399-6870
Counsel for The AppleTree Companies, Inc.

---------------------------

[1]    Pursuant to an Order entered June 30, 1997, the cases of The
AppleTree Companies, Inc. (Case No. 97-22597-S), Americas Foods, Inc. (Case No. 97-22596-S) and Carriage Town Products, Inc. (Case No. 97-23245-5) (in the aggregate "AppleTree") are jointly administered in Case No. 97-22597-S.


MARCUS, SANTORO.
KOZAK& MELVIN, P.C.
ATTORNEYS AT LAW
PORTSMOUTH, VA
     23705


         Exhibit 98 - Pg. 1


3. The value of AppleTree s interest in the stock is unknown since the Stock has no market value.

4. AppleTree received an offer from Robert Williams ("Williams") to purchase the Stock for $10,000.00 cash.

5. All transactions costs for the sale up to $5,000.00 shall be paid by Williams.

6. Williams is a shareholder of 600,000 shares of J.R. Bassett Optical stock and the former Chief Executive Officer and Chairman of the Board.

     Accordingly, it is ADJUDGED, ORDERED and DECREED that the Debtor shall be and hereby is authorized to sell its interest in the Stock to Williams on the following terms and conditions:

          a) Williams shall bear the cost, but not the risk, of obtaining a replacement certificate for the Stock;

          b) Williams shall pay the estate the purchase price of $10,000.00 cash which amount is being held in escrow pending entry of this Order;

          c) Williams shall pay all transaction costs for the sale up to $5,000; and

          d) AppleTree shall provide full and prompt cooperation and assistance to Williams with all registration and trading requirements related to the Stock.

     It is so ORDERED.

     Upon entry, the Clerk shall mail copies of the Order to:

         Office of the U.S. Trustee               Stewart A. Merkin, Esq.
         Room 625, Federal Building               Rivergate Plaza, Suite 300
         200  Granby Street                       444 Brickell Avenue
         Norfolk, VA 23510                        Miami, FL 33131


MARCUS, SANTORO.
KOZAK& MELVIN, P.C.
ATTORNEYS AT LAW
PORTSMOUTH, VA
   23705



         Exhibit 98 - Pg. 2


      Carolyn L. Camardo, Esq.                    Dr. Robert E. Williams
      Marcus, Santoro, Kozak & Melvin, P.C.       600 S.W. 10th Street, #104
      P.O. Box 69                                 Ocala, FL 344743-2600
      Portsmouth, VA 23705

      Justin DiMacchia
      114 Chalet Woods Circle
      Campbell, CA 95008


      ENTERED this DEC 20 1999 day of December, 1999


                                             /s/DAVID H. ADAMS
                                       -----------------------------------
                                                    Judge
I ASK FOR THIS:

/s/Carolyn L. Camarado
-----------------------------------------
Carolyn L. Camardo, Esq.
Counsel for the Appletree Companies, Inc.



                      CERTIFICATE OF SERVICE
                      ----------------------

     I certify that a true copy of the foregoing proposed Order was sent by first class, postage paid mail this 14th day of December, 1999 to:

               Office of the U.S. Trustee
               Room 625, Federal Building
               200 Granby Street
               Norfolk, VA 23510

               Stewart A. Merkin, Esq.
               Rivergate Plaza, Suite 300
               444 Brickell Avenue
               Miami, FL 33131

               Dr. Robert E. Williams
               600 S.W. 10 Street, #104
               Ocala, FL 34474-2600

               Justin A. Dimacchia
               114 Chalet Woods Circle
               Campbell, CA 95008


                                           /s/Carolyn L. Camardo
                                    ---------------------------------------


MARCUS, SANTORO.
KOZAK& MELVIN, P.C.                 NOTICE OF JUDGMENT, OR ORDER
ATTORNEYS AT LAW                    Entered on docket
PORTSMOUTH, VA                             DEC 22 1999
    23705                           --------------------------------------




         Exhibit 98 - Pg. 3